Exhibit 10.1

DEBT REPAYMENT AGREEMENT

Party A: General Steel Holdings, Inc.
       Maoming Hengda Steel Group Ltd.

Party B: Guangzhou Hengda Industrial Group Ltd.
Ms. Ding Yumei

Party A and Party B hereby enter into this agreement whereby Party A issues common shares of General Steel Holdings, Inc. (NYSE: GSI) to Party B as partial repayment of the debt owed by Party A to Party B:

1. Definitions.

(1) The term “share issuance” refers to the issuance of 928,163 shares of the common stock of General Steel Holdings, Inc. stipulated under Clause 2.

(2) “Issued shares” refers to the 928,163 shares of the common stock of General Steel Holdings, Inc. Party A issues to Party B under this agreement.

2. Share Issuance.

(1) Party A, under this agreement, will issue 928,163 shares of common stock of General Steel Holdings, Inc. to Ms. Ding Yumei, along with the corresponding rights and interests of shareholders, to partially repay debt owed by Maoming Hengda Steel Group Ltd. and General Steel Holdings Inc.  to Guangzhou Hengda Industrial Group, Ltd.;

(2)  Ms. Ding Yumei agrees to receive the above mentioned shares, and accepts corresponding rights and obligations when the transaction is completed.

(3)  After the share issuance, the value of the shares will offset an equivalent value of the debt owed by Party A to Party B.

(4) On the share issuance date (date shares are issued), the Bank of China posted mid price RMB exchange rate to US dollar shall be used for conversion.

3. Share Price Confirmation Method. Party A issues 928,163 shares of the common stock of General Steel Holdings, Inc. at the price of $7.00 per share, for a total of $6,497,141.

4. Dispute Settlement. Any dispute raising from the performance of this agreement or related to this agreement shall be settled through friendly consultation. If the two parties cannot arrive at a settlement, the case should be submitted to the local People’s court at Party  B’s location.

5. This agreement will be binding to the two parties hereof as of the effective date. The rights and obligations under the agreement will maintain unchanged unless agreed to in writing by both parties.

6. This agreement will be effective after being stamped with the official seals of the two companies and signed by the legal representatives or the authorized representatives of the two parties.

7. This Agreement is executed in four copies. Party A and Party B each holds two copies and each copy has the same legal effect.

[Signature Page Follows]

Party A (official seal )	Party B (official seal)

Representative (signature)	Representative (signature)

/s/ John Chen	/s/ Yijun Wang
John Chen	Yijun Wang
General Steel Holdings, Inc.	Guangzhou Hengda Industrial Group Ltd.
Chief Financial Officer

June 7, 2010	June 7, 2010